UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

DIAMOND HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-215459	32-0507158
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Plantation Blvd., Fairhope, AL 36532

(Address of principal executive offices) (Zip Code)

(251) 270-8146

(Registrant’s telephone number, including area code)

Venture Vanadium Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VENV	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information in Item 8.01 below regarding the approval of the Certificate of Amendment (as defined below) by written consent of the Company’s stockholders is incorporated herein by reference.

Item 8.01	Other Events.

Venture Vanadium Inc., a Nevada corporation (the “Company”), has received notification from the Financial Industry Regulatory Authority that the (i) 1-for-2 reverse stock split (the “Reverse Stock Split”) of all of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), and (ii) name change from “Venture Vanadium Inc.” to “Diamond Holdings, Inc.” (the “Name Change”) will take effect in the market at the open of business on August 18, 2021 (the “Effective Date”). The effective date for the Reverse Stock Split and the Name Change under the corporate law of the State of Nevada is August 16, 2021. On the Effective Date the Company’s trading symbol will temporarily change to “VENVD” and the shares of Common Stock will trade on the OTC Pink marketplace at the new split-adjusted price. That extra “D” will remain for 20 business days after which the “D” will be removed and the trading symbol will change from “VENV” to “DIAH” (the “Symbol Change”).

As a result of the Reverse Stock Split, every two (2) shares of the pre-split issued and outstanding shares of Common Stock will automatically convert into one (1) post-split share of Common Stock, without any change in the par value of the shares, and without a corresponding reduction of the number of shares of Common Stock that the Company is authorized to issue. All fractional shares will be rounded up. The new CUSIP number for the Common Stock will be 25265K102.

The Company’s stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split, the Name Change and the Symbol Change will automatically be reflected in their brokerage accounts. After the Effective Date, the records of the Company’s transfer agent, Action Stock Transfer, will be adjusted to give effect to the Reverse Stock Split and the share certificates representing the pre-Reverse Stock Split common stock in the Company’s former name will continue to be valid for the appropriate number of shares of post-Reverse Stock Split common stock, adjusted for rounding, in the Company’s new name. Certificates representing shares of the post-Reverse Stock Split under the Company’s new name will be issued in due course as certificates for pre-Reverse Stock Split common shares are tendered for exchange to the Company’s transfer agent. The Company’s shareholders will be notified by the Company’s transfer agent regarding the process for exchanging existing stock certificates representing pre-Reverse Stock Split shares. The Company’s stockholders should not send their stock certificates to the Company.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that may result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

On June 25, 2021, the Company’s Board of Directors (the “Board”) approved and authorized, and the Company’s stockholders approved by written consent, in accordance with Nevada corporate law, for the Company to effectuate a reverse stock split of the Common Stock and the Name Change, and on July 26, 2021, the Board approved and authorized the Company to file a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect the Reverse Stock Split at the ratio of one-for-two and the Name Change (and related symbol change), as described above. The Certificate of Amendment was filed with the Secretary of State of the State of Nevada on August 11, 2021 and became effective with the State of Nevada on August 16, 2021. The foregoing description is qualified by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation, filed with the Secretary of State of the State of Nevada on August 11, 2021 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HOLDINGS, INC.

Dated: August 18, 2021	By:	/s/ Jewell Sumrall
	Name:	Jewell Sumrall
	Title:	Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer